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                         CARIBINER INTERNATIONAL, INC.

            (Formerly known as Business Communications Group, Inc.)

                             1996 STOCK OPTION PLAN
                     (As amended as of February 27, 1998)

                                   ARTICLE 1

                           Establishment and Purpose

         1.1 Establishment and Effective Date. Caribiner International, Inc., a Delaware corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the Caribiner International, Inc. 1996 Stock Option Plan (the "Plan"). The Plan shall become effective as of January 1, 1996, subject to the approval of the Corporation's stockholders. In the event that such stockholder approval is not obtained, any awards made hereunder shall be canceled and all rights of employees with respect to such awards shall thereupon cease. Upon approval by the Board of Directors of the Corporation (the
"Board") and the Board's Compensation Committee (the "Committee"), awards may be made as provided herein.

         1.2 Purpose. The purpose of the Plan is to encourage and enable employees (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $0.01 per share ("Common Stock"). Such ownership will provide such employees with a more direct stake in the future welfare of the Corporation and encourage them to remain with the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries.

                                   ARTICLE 2

                                     Awards

         2.1 Form of Awards. Awards under the Plan may be granted in incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options).

         2.2 Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 1,928,000, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option under the Plan expires unexercised or is terminated, surrendered or canceled, then such shares shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine.

         2.3 Return of Prior Awards. As a condition to any subsequent award, the Committee shall have the right at its discretion, to require employees to return to the Corporation awards previously granted under the Plan. Subject to the provisions of the Plan, such new award shall be



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upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                   ARTICLE 3

                                 Administration

         3.1 Committee. Awards shall be determined, and the Plan shall be administered, by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Age of 1934, as amended (the "Act"), and by Section 162(m) of the Code (or Regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock options, pursuant to the Plan or any other plan of the Corporation or its affiliates either while serving on the Committee or during the one year period prior to being appointed to the Committee; (ii) is an employee or former employee of the Corporation; or
(iii) receives remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director.

         3.2 Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options; and (iii) to determine the employees to whom and the time or times at which Options shall be granted.

         3.3. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

         3.4 Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees who have received awards under the Plan and all other interested persons.

         3.5 Liability; Indemnification. No member of the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any



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liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Restated Certificate of Incorporation and Second Amended and Restated Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

                                   ARTICLE 4

                                  Eligibility

         Awards may be made to employees of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee); provided, however, that no employee may receive awards of or relating to more than 200,000 shares of Common Stock in the aggregate in any fiscal year of the Corporation. Awards may be made to a director of the Corporation who is not also a member of the Committee, provided that the director is also an employee who is not part of senior management. In determining the employees to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Corporation and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

         As used herein, the term "subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Corporation owns, directly or indirectly, 50% or more of the economic interests. Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

                                   ARTICLE 5

                                  Option Terms

         5.1 Grant of Options. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

         5.2 Designation as Non-qualified Stock Option or Incentive Stock Option. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 10 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.


         5.3 Option Price. The purchase price per share under each Incentive Stock Option or Non-qualified Stock Option shall be the Market Price (as hereinafter defined) (the "Exercise

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Price"), of the Common Stock on the date the Option is granted. In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the Exercise Price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

         The "Market Price" of the Common Stock on any day shall be determined as follows (i) if the Common Stock is listed on a national securities exchange or quoted through the Nasdaq Stock Market/Nasdaq National Market, the Market Price on any day shall be the average of the high and low reported consolidated trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the consolidated trading listing for such day; (ii) if the Common Stock is quoted through the Nasdaq inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted through Nasdaq, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

         5.4 Limitation on Amount of Incentive Stock Options. In the case of an Incentive Stock Option, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any subsidiary) shall not exceed $100,000.

         5.5 Limitation on Time of Grant. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Corporation.

         5.6 Exercise and Payment. Options may be exercised in whole or in part. Common Stock purchased upon the exercise of Options shall be paid for in full at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, through delivery of shares of Common Stock or a combination of cash and Common Stock, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

         5.7 Term. The term of each Option granted hereunder shall be determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.


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         5.8 Rights as a Stockholder. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares.

         5.9 General Restrictions. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

                                   ARTICLE 6

                         Nontransferability of Options

         No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.3 hereof.

         Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options granted hereunder to provide that the recipient of such Non-qualified Stock Options may transfer any of such

Non-qualified Stock Options other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however, that in no event may the Committee permit any transfers which would cause this Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause any recipient of awards hereunder to fail to be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder.

                                   ARTICLE 7

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                Effect of Termination of Employment, Disability,
                              Retirement or Death

         7.1 General Rule. If the services of an employee of the Corporation (the "Employee") who holds an unexercised Option are terminated for any reason other than death, Disability, Retirement or Cause (each as defined below), an Option shall be exercisable by the Employee at any time prior to the expiration date of the Option or within 30 days after the date of such termination, whichever is earlier, but only to the extent the Employee had the right to exercise such Option on the date of termination. The Option shall not be affected by any change of employment as long as the Employee continues to be employed by either the Corporation or a subsidiary.

         7.2 Disability or Retirement. Except as otherwise expressly provided in the written agreement relating to any Option granted under the Plan, in the event of the Disability or Retirement of a recipient of Options, the Options which are held by such recipient on the date of such Disability or Retirement, whether or not otherwise exercisable on such date, shall be exercisable one (1) year from the date of Disability or Retirement; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability or Retirement (or within one (1) year in the case of an employee who is "disabled" within the meaning of Section 22(e)(3) of the Code).

         "Disability" shall mean any termination of employment with the Corporation or a subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion. "Retirement" shall mean a termination of employment with the Corporation or a subsidiary either (i) on a voluntary basis by a recipient who is at least 65 years of age or (ii) otherwise with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

         7.3 Death. In the event of the death of a recipient of Options while an employee of the Corporation or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs or legatees at any time within one (1) year from the date of death (subject to the limitation in Section 5.7 hereof), at which time such Options shall terminate; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three
(3) months of the date of the recipient's death.

         In the event of the death of a recipient of Options following a termination of employment due to Retirement or Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient on the date of termination of employment, whether or not otherwise exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary

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shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options were exercisable by the recipient following such termination of employment.

         7.4. Cause. The Committee may, in its sole discretion, cause any Option to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons ("Cause"):
(i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony, (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a subsidiary, (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a subsidiary, (iv) any breach of the employee's fiduciary duties to the Corporation as an employee or officer or (v) any other serious violation of a Corporation policy. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the Committee shall be final and conclusive.

         7.5 Change of Control. If there should be a Change of Control of the Corporation (as defined below), the Corporation shall give the employee written notice of such Change of Control as promptly as practicable and the Option, whether or not currently exercisable, shall become immediately exercisable as of the effective date of such Change of Control.

                  Notwithstanding the foregoing, in the case that the Corporation is merged or consolidated with another corporation, or the assets or stock of the Corporation is acquired by another corporation, or a separation, reorganization or liquidation of the Corporation occurs, the Board of Directors of the Corporation, or the Board of Directors of any corporation assuming the obligations of the Corporation hereunder, shall make appropriate provisions for the protection of the Option by substitution on an equitable basis of appropriate stock of the Corporation, or appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that the excess of the aggregate Market Price of the shares subject to the Option immediately after such substitution over the Exercise Price thereof is not less than the excess of the aggregate Market Price of the shares subject to the Option immediately before such substitution over the Exercise Price thereof.

         For purposes of this Section 7.5, a "Change of Control" shall be deemed to have occurred if, at any time following the effective date of the Plan, (i) any person or "group" (other than Warburg, Pincus Investors, L.P. or any affiliate thereof) acquires, in a single transaction or series of related transactions 50% or more of the outstanding Common Stock of the Corporation;
(ii) during any period of two consecutive years, individuals that at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the shareholders, of each such new director was approved by a vote of at least two-thirds of the directors then still in office which were directors at the beginning of the period; or (iii) the sale of all or substantially all of the assets of the Corporation (other than a wholly-owned subsidiary of the Company).


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         7.6 Leave of Absence. In the case of an employee on an approved leave of absence, the Options of such employee shall not be affected unless such leave is longer than 13 weeks. The date of exercisability of any Options of an employee which are unexercisable at the beginning of an approved leave of absence lasting longer than 13 weeks shall be postponed for a period equal to the length of such leave of absence. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive in writing any such postponement of the date of exercisability of any Options due to a leave of absence.

                                   ARTICLE 8

                   Adjustments Upon Changes In Capitalization

         Notwithstanding any other provision of the Plan, the Committee may,
(i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder or (ii) at the time of grant of any Options, provide for such adjustments to such Options as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, restructurings, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.

                                   ARTICLE 9

                           Amendment and Termination

         The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 8 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.

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                                   ARTICLE 10

                               Written Agreement

         Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                   ARTICLE 11

                            Miscellaneous Provisions

         11.1 Tax Withholding. The Corporation shall have the right to require employees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Corporation withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

         11.2 Compliance with Section 16(b). In the case of employees who are or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and each award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to employees who are or may be subject to Section 16 of the Act.

         11.3 Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to
Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

         11.4 General Creditor Status. Employees shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship

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between the Corporation and any employee or beneficiary or legal representative of such employee. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         11.5 No Right of Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any employee any right to continue in the employ of the Corporation or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary to modify the terms of or terminate such employee's employment at any time.

         11.6 Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed (a) to the employee at the employee's address as set forth in the books and records of the Corporation or its subsidiary, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention: Compensation Committee."

         11.7 Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision shad not been included.

         11.8 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreement hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

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